EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Annual Report (Form 10-K) of Loehmann's, Inc. of our report dated March 10, 1999, included in the 1998 Annual Report to Stockholders of Loehmann's, Inc.

         We also consent to the incorporation by reference in Registration Statements (Form S-8 Numbers 333-31701, 333-05751 and 333-05749) of Loehmann's, Inc. of our report dated March 10, 1999, with respect to the consolidated statements incorporated herein by reference.


/s/ Ernst & Young LLP
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New York, New York
April 30, 1999